As filed with the U.S. Securities and Exchange
Commission on April 22, 2022
Registration No. 333-262129

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
POST-EFFECTIVE AMENDMENT NO. 2
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
OCEANPAL INC.
(Exact name of Registrant as specified in its charter)

Republic of The Marshall Islands	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

OceanPal Inc. c/o Steamship Shipbroking Enterprises Inc. Pendelis 26, 175 64 Palaio Faliro, Athens, Greece + 30-210-9485-360		Seward & Kissel LLP Attention: Edward S. Horton, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1265
(Address and telephone number of Registrant's principal executive offices)		(Name, address and telephone number of agent for service)
__________________________________
Copies to:
Barry I. Grossman, Esq.
Sarah Williams, Esq.
Edward S. Horton, Esq.	Matthew Bernstein, Esq.
Seward & Kissel LLP	Ellenoff Grossman & Schole LLP
One Battery Park Plaza	1345 Avenue of the Americas
New York, New York 10004	New York, New York 10105
(212) 574-1265 (telephone number)	(212) 370-1300 (telephone number)
(212) 480-8421 (facsimile number)	(212) 370-7889 (facsimile number)
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 2 (this “Amendment”) to the Registration Statement on Form F-1, as amended (Commission File No.333-262129) (the “Original Registration Statement”), of OceanPal Inc. (the “Company”) is being filed as an exhibits-only filing to include the validity opinion as Exhibit 5.1. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8(a) of Part II of the Registration Statement Original Registration Statement, and the filed exhibit. This Amendment does not contain a copy of the prospectus that was included in the Original Registration Statement and is not intended to amend or delete any part of the prospectus.

PART II
Information Not Required in Prospectus

Item 8. Exhibits and Financial Statement Schedules

EXHIBIT INDEX
Exhibit Number	Description of Exhibit
3.1#	Amended and Restated Articles of Incorporation of the Company
3.2#	Amended and Restated Bylaws of the Company
4.1#	Form of Common Share Certificate
4.2#	Certificate of Designations of the Series A Participating Preferred Stock of the Company
4.3#	Statement of Designations of the Series B Preferred Shares of the Company
4.4#	Statement of Designations of the 8.0% Series C Preferred Stock of the Company
4.5#	Warrant Agency Agreement by and between Computershare Trust Company, N.A. and the registrant
4.6#	Form of Class A Warrant
5.1*	Opinion of Seward & Kissel LLP as to the validity of the securities
8.1#	Opinion of Seward & Kissel LLP with respect to certain tax matters
10.1#	Stockholders Rights Agreement
10.2#	2021 Equity Incentive Plan, as amended and restated
10.3#	Form of Management Agreement with Diana Wilhelmsen Management Limited
10.4#	Form of Amendment to the Management Agreement with Diana Wilhelmsen Management Limited
10.5#	Non-Competition Agreement by and between the Company and Diana Shipping Inc.
10.6#	Right of First Refusal Agreement with Diana Shipping Inc.
10.7#	Amended and Restated Contribution and Conveyance Agreement between the Company and Diana Shipping Inc.
10.8#	Form of Management Agreement with Steamship Shipbroking Enterprises Inc.
10.9#	Administrative Services Agreement with Steamship Shipbroking Enterprises Inc.
10.10#	Brokerage Services Agreement with Steamship Shipbroking Enterprises Inc.
21.1#	Subsidiaries of the Company
23.1#	Consent of Independent Registered Public Accounting Firm (Ernst & Young (Hellas) Certified Auditors Accountants S.A.)
23.2#	Consent of Independent Registered Public Accounting Firm (Ernst & Young (Hellas) Certified Auditors Accountants S.A.)
23.3#	Consent of Seward & Kissel LLP (included in Exhibit 8.1 hereto)
24.1#	Power of Attorney (contained on signature page to the registration statement)
99.1#	Unaudited Pro Forma Financial Information
107#	Filing Fee table
#	Indicates a document previously filed with the Commission
*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on April 22, 2022.
OCEANPAL INC.

By:	/s/ Eleftherios Papatrifon
	Name:	Eleftherios Papatrifon
	Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on April 22, 2022 in the capacities indicated.
Signature	Title

/s/ *	Chairman and Director
Semiramis Paliou

/s/ *	Director and Chief Executive Officer
Eleftherios Papatrifon	(Principal Executive Officer)

/s/ *	Interim Chief Financial Officer, Treasurer and Secretary
Ioannis Zafirakis	(Principal Financial Officer and Principal Accounting Officer)

/s/ *	Director
Styliani Alexandra Sougioultzoglou

/s/ *	Director
Grigorios-Filippos Psaltis

/s/ *	Director
Nikolaos Veraros

/s/ *	Director
Alexios Chrysochoidis

*By:	/s/ Edward S. Horton
Name: Edward S. Horton
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of OceanPal Inc., has signed this Registration Statement on Form F-1 in City of Newark, State of Delaware, on the 22nd day of April 2022.
PUGLISI & ASSOCIATES (Authorized Representative)
By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director